Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213915 on Form S-8 of our report dated February 28, 2017, relating to the consolidated and combined financial statements of Donnelley Financial Solutions, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Donnelley Financial Solutions, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 28, 2017